UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 25, 2011
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

118-29 Queens Boulevard, Forest Hills, New York (Address of principal executive offices)	11375 (Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers
(d) On July 25, 2011, the Board of Directors of JetBlue Airways Corporation (the “Company”, we or us) increased the number of members of the Board of Directors to eleven and appointed Ellen Jewett to fill the newly created vacancy. Ms. Jewett is a Managing Director for BMO Capital Markets in the Public Finance Group covering airports and infrastructure. She has more than 20 years of experience in the field of airport infrastructure financing, including five years as the head of airports and public sector transportation group at Goldman Sachs.
Our Board of Directors has appointed Ms. Jewett to serve as an independent member of the Audit Committee. There are no arrangements or understandings between Ms. Jewett and any other persons pursuant to which Ms. Jewett was selected as a director and there are no transactions in which Ms. Jewett has an interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Jewett was referred to the Company by Mr. Sica. Ms. Jewett will be compensated in accordance with the Company’s publicly disclosed director compensation policies.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)
Date: July 26, 2011	By:	/s/ DONALD DANIELS
Vice President, Controller and
Chief Accounting Officer (principal accounting officer)